SYBASE®

SANDELL ASSET MANAGEMENT

CASTLERIGG INVESTMENTS

Opportunities for Potential Value Creation

October 2007

Confidential

Sybase

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CASTLERIGG INVESTMENTS

Executive Summary

There is significant value in Sybase’s database and mobility franchise, yet Sybase trades at a discount to its peers on virtually every valuation metric.  We believe the discount is a result of several factors:

Lack of perceived growth compared to some peer companies due to large installed base and stable maintenance stream in the data management segment (“Infrastructure Platform”)

Masks higher growth characteristics of the iAnywhere and Sybase 365 businesses (“Mobility”)

Conservative capital structure and capital allocation

Infrastructure Platform and Mobility are in different phases of the product life cycle and have much different capital needs

Infrastructure Platform – stable cash cow that should focus on profitability and return of cash to shareholders.  Lower secular growth should be offset by a moderate amount of financial leverage to enhance shareholder returns

Mobility – focus on developing markets, driving growth, capturing share, developing new solutions, and expanding addressable markets.  Capital should be used for growth investment and tuck-in acquisitions where appropriate

Lack of appeal to defined investor base

Growth investors not attracted to Sybase due to lack of double digit top line revenue growth

Value/cash-flow investors concerned that balance sheet and cash flow will be used for acquisitions, rather than returned to shareholders in the form of dividends and share repurchases which is likely to provide greater risk-adjusted returns.

Poor image among investors and sell-side analysts

Perception is that Sybase is unlikely to take action to improve the share price in a meaningful way

Impression that Infrastructure Platform segment is weak and doubt over sustainability of growth in Mobility

We believe these factors can be rectified, and suggest that management, if it has not already done so, evaluate the following potential steps by hiring a financial advisor:

Aggressive use of the balance sheet to repurchase shares

An IPO of the company’s Mobility business (similar to the VMWare transaction) followed by a full spin-off

Sale of the company in whole or in part

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Trading Multiples

Sybase is underappreciated by the market and trades at a significant discount to its peers

Source: Capital IQ, Bloomberg consensus estimates as of 10/9/2007.  Maintenance revenue per Bear Stearns investment research.

10/9/2007

Market

P/E

TEV/EBITDA

TEV/Sales

Revenue Growth

TEV / LTM

Price

Cap

TEV

CY2007

CY2008

CY2007

CY2008

CY2007

CY2008

CY2007

CY2008

Maint. Rev

SAP AG

$56.80

$68,502

$65,605

25.8x

22.1x

15.8x

13.8x

4.7x

4.2x

10.9%

16.0%

13.0x

Oracle Corp.

$22.59

$115,567

$114,062

21.6x

17.3x

13.3x

11.2x

5.7x

5.0x

13.8%

9.6%

13.4x

CA, Inc.

$26.45

$13,526

$14,373

32.9x

24.8x

13.3x

11.0x

3.5x

3.4x

4.1%

6.5%

5.2x

Large Cap Software

25.8x

22.1x

13.3x

11.2x

4.7x

4.2x

10.9%

9.6%

13.0x

Citrix Systems, Inc.

$41.18

$7,404

$6,476

26.9x

23.4x

18.0x

14.9x

4.8x

4.1x

15.3%

12.5%

9.6x

Salesforce.com

$56.32

$6,578

$6,084

188.8x

105.8x

82.6x

50.3x

8.5x

6.1x

38.8%

14.6%

10.9x

BMC Software Inc.

$32.62

$6,560

$4,996

20.9x

17.4x

9.9x

9.0x

3.0x

2.9x

4.5%

4.2%

5.4x

BEA Systems Inc.

$14.05

$5,528

$4,603

NA

22.5x

NA

14.2x

NA

2.9x

NA

4.8%

6.4x

Red Hat Inc.

$21.42

$4,153

$3,470

33.6x

25.8x

34.9x

25.9x

7.0x

5.7x

22.0%

16.5%

9.3x

Cognos Inc.

$49.06

$4,023

$3,584

25.4x

21.1x

17.3x

14.7x

3.4x

3.1x

9.9%

10.0%

8.2x

Lawson Software, Inc.

$9.98

$1,826

$1,521

63.9x

23.1x

19.2x

NA

1.9x

1.7x

9.6%

7.3%

5.2x

Novell Inc.

$7.93

$2,774

$1,551

66.5x

44.3x

43.4x

25.7x

1.6x

1.6x

4.2%

NA

3.2x

Open Text Corp.

$28.70

$1,440

$1,668

26.0x

15.1x

10.9x

9.6x

2.6x

2.4x

9.5%

NA

5.8x

Tibco Software Inc.

$7.82

$1,560

$1,384

22.4x

18.3x

12.6x

11.3x

2.4x

2.2x

12.3%

NA

7.8x

Informatica Corp.

$16.30

$1,436

$1,225

23.4x

22.1x

20.0x

16.0x

3.2x

2.8x

13.4%

10.9%

8.9x

Mid Cap Software

26.5x

22.5x

18.6x

14.8x

3.1x

2.9x

11.1%

10.5%

7.8x

Epicor Software Corp.

$13.20

$770

$804

15.0x

13.0x

10.4x

9.0x

1.9x

1.7x

9.1%

9.2%

5.2x

MicroStrategy Inc.

$80.93

$1,004

$928

18.6x

14.9x

10.3x

8.6x

2.7x

2.4x

11.3%

NA

6.0x

JDA Software Group Inc.

$22.74

$676

$767

19.5x

16.9x

9.4x

8.6x

2.1x

2.0x

5.7%

NA

4.4x

Wind River Systems Inc.

$11.87

$1,032

$809

43.4x

25.9x

46.5x

26.8x

2.5x

2.2x

12.7%

6.6%

5.6x

SPSS Inc.

$42.40

$805

$676

27.5x

22.7x

11.6x

9.7x

2.3x

2.1x

9.5%

NA

5.9x

Borland Software Corp.

$4.33

$315

$311

NM

26.6x

108.2x

10.2x

1.1x

1.0x

5.6%

NA

3.0x

Interactive Intelligence Inc.

$22.39

$391

$359

49.0x

36.5x

23.3x

17.0x

3.3x

2.7x

22.1%

13.6%

9.8x

Unica Corp.

$11.98

$240

$188

39.3x

25.0x

39.6x

20.3x

1.8x

1.7x

5.7%

(7.1%)

3.9x

Small Cap Software

23.5x

23.8x

17.4x

10.0x

2.2x

2.1x

9.3%

7.9%

5.4x

Sybase, Inc.

$24.40

$2,197

$1,970

15.7x

14.2x

6.9x

6.6x

1.9x

1.8x

6.9%

10.9%

4.7x

   Low Growth Software (<10% 2007 Revenue Growth)

26.0x

21.8x

11.6x

9.7x

2.1x

2.1x

5.7%

6.5%

5.2x

               (Borland, Novell excluded for P/E and TEV/EBITDA)

Premium / (Discount)

(39.8%)

(35.0%)

(40.2%)

(32.0%)

(7.7%)

(11.8%)

20.3%

67.7%

(10.3%)

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Relative Historical Performance

Sybase, along with its low-growth peers, has underperformed the Nasdaq 100 as well as the S&P Goldman Sachs
Software Index, despite the company’s steady cash flow and earnings.

Pro-active action to improve the market’s perception of the company should improve the performance

Source: Bloomberg, as of 10/9/2007.  Total returns assuming dividend reinvestment, if applicable.

2003

2004

2005

2006

2007 YTD

2003-Current

CA Inc

103.2%

13.9%

(8.9%)

(19.1%)

17.3%

100.3%

BMC Software Inc

9.0%

(0.3%)

10.2%

57.1%

1.3%

90.6%

BEA Systems

7.2%

(28.0%)

6.1%

33.8%

11.7%

22.5%

Cognos Inc.

30.5%

43.9%

(21.2%)

22.3%

15.5%

109.2%

Lawson Software, Inc.

44.3%

(17.2%)

7.0%

0.5%

35.0%

73.6%

Open Text Corp.

67.1%

4.6%

(29.6%)

43.9%

41.4%

150.1%

Novell Inc

215.3%

(35.9%)

30.8%

(29.8%)

27.9%

137.4%

Epicor Software

920.8%

10.4%

0.3%

(4.4%)

(2.3%)

956.0%

JDA Software Grp

70.9%

(17.5%)

24.9%

(19.0%)

65.1%

135.4%

SPSS Inc.

27.8%

(12.5%)

97.8%

(2.8%)

41.0%

203.1%

Borland Software

(20.9%)

20.0%

(44.1%)

(16.7%)

(20.4%)

(64.8%)

Unica Corp.

NA

NA

NA

7.5%

(7.5%)

NA

Low Growth Software Peers Median

44.3%

(0.3%)

6.1%

(1.1%)

16.4%

109.2%

Nasdaq 100

49.7%

10.5%

1.6%

7.1%

23.9%

123.1%

S&P Goldman GSTI Index

50.1%

13.6%

(4.8%)

10.8%

17.9%

112.0%

Sybase

53.6%

(3.1%)

9.6%

13.0%

(1.2%)

82.1%

Outperformance / (Underperformance) to Low Growth Software Peers Median

(17.7%)

(27.1%)

Outperformance / (Underperformance) to Nasdaq 100

(25.1%)

(41.0%)

Outperformance / (Underperformance) to S&P Goldman GSTI Index

(19.1%)

(29.9%)

Sybase

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Opportunities for Value Creation

Based on our analysis, we believe the company has a number of options to create significant shareholder value:

Aggressive use of the balance sheet to repurchase shares

Sybase’s most accretive and also lowest risk investment opportunity at this point is buying its own stock

Given the company’s stable base of maintenance revenue, a moderate level of leverage is more tax efficient and will improve returns on equity

IPO and full spin-off of the Mobility business

Similar to EMC’s IPO of VMWare, with a tax-free spin-off to shareholders either concurrently or within a reasonable timeframe after IPO

Highlights the value of the Mobility business while retaining upside for Sybase shareholders

Each segment can have the appropriate capital structure and a dedicated shareholder base resulting in better valuation in the market

Sale of the company in whole or in part

Our research indicates that there would be significant interest in Sybase as a whole and each division separately.

We believe that these options will:

Generate significant short-term and long-term shareholder value

Continue to provide the company with flexibility to grow

Allocate capital in an efficient manner

Be tax efficient

Sybase

Confidential

◆

$40.00
$35.00
$30.00
$25.00
$20.00
$24.40
$35.00
$28.00
$33.00
$31.00
$39.00
$30.00
Current Price
Share Repurchase
Partial IPO and Spin-Off
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Opportunities for Value Creation: Overview

All of these options should improve the company’s valuation significantly from current levels.  Our estimates:

Note:
Current Price as of 10/9/2007.  Based on assumptions as outlined in this presentation.  Based on Sandell projections and assumes the Company’s converts are converted.

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Opportunities for Value Creation: Share Repurchase

At the very least, a large share repurchase should generate significant value

Assuming the company repurchases $500mm of shares each year for 3 years, our analysis indicates that a buyback will be significantly accretive to earnings.  Assuming the company continues to trade at its current multiple, the buyback should create total shareholder value of $33/share by the end of next year

We assume the first $400mm will be done with cash on hand, with the rest funded with debt at 8%.  This level of leverage will leave greater than 3x interest coverage, as well as $200mm of cash on hand to provide the company with operational and financial flexibility

A repurchase will more closely match the company’s mature profile with its capital structure and will significantly reduce the company’s cost of capital

We have assumed no multiple expansion, but with an improved EPS growth profile as a result of the repurchases, a multiple expansion would provide additional upside.  Every multiple point increase will generate approximately
$1.30/share

Note:
Estimates based on Sandell estimates and assumes the Company’s converts are converted. Assumes shares are repurchased at a 15% premium to the current price in the first year as part of a tender, assumes open market share repurchases in 2008 and
2009 at the average of the year-end price from the prior year and the expected year-end price post-buyback.  Assumes incremental debt at 8%.  Assumes excess cash accumulates on the balance sheet earning 3%.

2007

2008

2009

CAGR

Status Quo EPS

$1.45

$1.54

$1.68

7.5%

Pre-Buyback EPS

$1.45

$1.71

$1.99

17.1%

Pre-Buyback Net Income

$148

$143

$134

Shares Outstanding

101.7

83.9

67.6

Size of Repurchase

Rate

Cash

3.0%

$400

$100

$100

Debt

8.0%

$100

$400

$400

Repurchase Premium

15%

0%

0%

Repurchase Price

$28.06

$30.59

$34.23

Shares Repurchased

17.8

16.3

14.6

% Repurchased

17.5%

19.5%

21.6%

Incremental After-Tax Interest

$13.2

$23.1

$23.1

Pro Forma Net Income

$134

$120

$111

Pro Forma EPS

$1.60

$1.78

$2.10

14.5%

Cumulative Accretion

10.4%

22.7%

44.9%

Accretion from Status Quo

10.4%

15.7%

25.3%

Assumed Forward Multiple

15.7x

15.7x

15.7x

Year-End Price

$28.05

$33.12

$35.34

Upside

15.0%

35.7%

44.8%

Net Leverage

NM

0.4x

1.6x

Net Interest Coverage

NM

8.4x

4.1x

Year-End Price

2007

2008

2009

15.0x

$26.95

$32.16

$34.31

Multiple

16.0x

$28.42

$33.44

$35.68

17.0x

$29.89

$34.73

$37.06

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Opportunities for Value Creation: IPO and Spin-Off

EMC’s IPO of VMWare demonstrates the ability to generate shareholder value by highlighting hidden growth within a more mature entity

The company’s database and mobility businesses have significantly different investment characteristics and this allows the implementation of different capital structure and dividend policies

Incentives can be focused more directly at management of the legacy and growth segments

By increasing leverage on the mature database business, returns on equity will be maximized, with the ongoing entities becoming more tax efficient

Our analysis assumes a 20% IPO of the “Mobility” business, which includes iAnywhere and Sybase 365.  Mobility will be seeded with $200mm of cash as growth capital.  Following the IPO, the rest of Mobility will be spun off to Sybase shareholders

Mobility, with a core base of revenues from iAnywhere, will also have additional access to the capital markets for investment into growth if necessary.

The parent entity (“IPG”), will consist of the mature IPG business with modest but positive growth.  We assume that this entity adds 4.5x EBITDA of debt at 8%, with proceeds, along with $300mm of cash on hand and the IPO proceeds, used to repurchase stock.  Pro forma for the buyback and net of its remaining cash, IPG will be approximately 3x levered.

The entity can commit to pay out 75% of its free cash flow in the form of a dividend.  We believe this payout ratio will allow the company to continue to invest in the ASE, IQ, and other IPG platforms.

We project that IPG would be able to grow its free cash flow and dividend by approximately 4.8% per year between now and 2010.  We believe that investors will require a total return of approximately 8%, and thus IPG will likely trade at a 3.2% dividend yield

Our analysis indicates that this series of transactions will conservatively create total shareholder value of at least $31-
$33/share1

Alternatively, the company can pursue an outright spin-off of Mobility, or a Reverse Morris Trust merger of Mobility with an acquisition target if there is a suitable merger partner

Note:
(1) Assumed no tax leakage from the initial IPO due to the likely high basis of the mobility business.   Assumes shares
are repurchased at a 15% premium to the current price, with approximately 45% of the company’s shares retired.  All analysis assumes the company’s converts are converted.  Assumes iAnywhere will be conservatively valued at 10x
EBITDA, while Sybase 365 will be worth the acquired price of $396mm, net of cash.

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Opportunities for Value Creation: IPO and Spin-Off (Cont’d)

The resultant entities will retain maximum flexibility while generating significant shareholder value:

IPG

IPG will continue to have the financial resources to support and update the ASE and IQ platforms, with very manageable levels of leverage - 25% of the cash flow can be used for debt paydown or discretionary uses

IPG will maintain nearly 3.0x interest coverage, and assuming 20% of cash flow is used to reduce debt, can quickly reduce the company’s net leverage to 2.7x by 2010

Mobility

We have conservatively assumed iAnywhere will be worth 10x EBITDA and Sybase 365 will be worth its purchase price, net of cash.

Mobility will have $200mm of cash to pursue growth opportunities.

Note:
EBITDA based on Sandell estimates adjusted for cash software development costs, and based on assumptions outlined in the previous slide.  Analysis assumes the company’s converts are converted.  Per share values are pro forma for buybacks.

Mobility Value

2007

2008

iAnywhere EBITDA Multiple

10.0x

9.0x

iAnywhere Value

$345

$324

Sybase 365 - Acquired Price, net of Cash

$396

$396

TEV

$741

$720

Cash from Parent

$200

$200

Mobility Equity Value without IPO

$941

$920

% IPO'd

20%

20%

Mobility Equity Value to SY Shareholders

$753

$736

Per Share - Partial IPO

$13.53

$13.22

IPG Value

2007

2008

2009

2010

Expected Cash Flow Pro Forma for 4.5x Debt

$67

$72

$71

$78

Payout Ratio

75%

75%

75%

75%

CAGR

Dividend Amount

$51

$54

$53

$58

4.8%

Dividend Per Share

$0.91

$0.97

$0.95

$1.05

Target Yield

8.0%

3.2%

3.2%

TEV

$1,591

$1,698

Cash ($200mm to Mobility & $300mm for buyback)

$198

$201

$205

$208

Debt

$791

$776

$762

$747

Net Debt

$593

$575

$557

$538

Net Leverage Ratio

3.3x

3.1x

3.0x

2.7x

Coverage

2.8x

2.9x

3.0x

3.2x

IPG Equity Value

$998

$1,123

Per Share - Partial IPO

$17.93

$20.18

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Opportunities for Value Creation: Sale

Another alternative that may realize significant value for shareholders is a sale of the company.

Precedent transactions in the software space have been done on average at 2.8x revenues or 5.5x maintenance revenues1

While Sybase’s strong cash flow and potential for growth in the mobility space is offset by its relatively low overall growth profile, Sybase can be sold for significantly higher valuations than the current trading levels

In addition, should the credit markets recover, Sybase is likely an attractive LBO candidate as well

Note:
Estimates based on Sandell estimates.  Analysis assumes the company’s converts are converted.  “Maintenance”
revenue includes service revenue from IPG and iAnywhere, and includes all Sybase 365 revenue due to its recurring nature
1) Per Bear Stearns research “Consolidation in the Software Sector”, dated August 2007

Multiples

Target

Metric

Low

High

Low

High

2007 Revenue

$1,022

2.0x

3.0x

$25.20

$36.90

2008 Revenue

$1,076

2.0x

3.0x

$27.92

$38.50

2007 Maint. Revenue

$677

4.0x

5.0x

$33.38

$40.04

2008 Maint. Revenue

$705

4.0x

5.0x

$34.47

$41.39

Average

$30.24

$39.21

Upside

23.9%

60.7%

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Disclaimer

This report is for general informational purposes only.  It does not have regard to the specific investment objective, financial situation, suitability or the particular need of any specific person who may read this report.  The views expressed herein represent the opinions of Sandell Asset Management Corp. (“Sandell”) and are based on publicly available information with respect to Sybase, Inc. (“Issuer”).  Certain financial information used herein has been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Issuer or other companies that Sandell considers comparable.

Sandell has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.  Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein.  No warranty is made that data or information derived or obtained from third party sources are accurate.

Sandell shall not be responsible or have any liability for any misinformation contained in any SEC filing or third party report.  There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade and such securities may not trade at prices that may be implied herein.  There can be no assurance or guarantee that actual results of the issuer will be consistent with the predicted results.  This report does not recommend the purchase or sale of any security.

Sandell reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.

Under no circumstances is this report to be used or considered as an offer to sell or a solicitation to buy any security.